Exhibit 99.1

Highpower International Announces Formation of Special Committee

SAN DIEGO and SHENZHEN, China, June 25, 2018 /PRNewswire/ -- Highpower International, Inc. (NASDAQ: HPJ) ("Highpower" or the "Company"), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced  that its Board of Directors has formed a Special Committee comprised solely of independent directors (the "Special Committee") to consider the previously announced preliminary non-binding "going private" proposal (the "Proposal") from Mr. Dang Yu (George) Pan, the Company's Chairman and Chief Executive Officer. Mr. Pan has proposed to acquire all of the outstanding shares of common stock of the Company not currently owned by him at a cash purchase price of $4.80 per share through a merger of the Company with a newly formed acquisition vehicle that Mr. Pan would control.

Ping (David) Li and T. Joseph Fisher, III will serve on the Special Committee and Mr. Li will serve as Chairman. The Special Committee has retained Roth Capital Partners as its independent financial advisor and Katten Muchin Rosenman LLP as its legal counsel to assist the Special Committee in its evaluation of the Proposal and any other alternative transaction. Manatt, Phelps & Phillips, LLP serves as U.S. securities and corporate counsel to Highpower.

The Company cautions its stockholders and others considering trading in its securities that neither the Board nor the Special Committee has made any decision with respect to the Company's response to the Proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower's target customers are Fortune 500 companies and top 20 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia. Additional information about the Company can be found at http://www.highpowertech.com and in documents filed with the U.S. Securities and Exchange Commission, which are available on the SEC's website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

CONTACT:

Highpower International, Inc.
Sunny Pan
Chief Financial Officer
Tel: +86-755-8968-6521
Email: ir@highpowertech.com

Yuanmei Ma
Investor Relations Manager
Tel: +1-909-214-2482
Email: yuanmei@highpowertech.com

ICR, Inc.
Rose Zu
Tel: +1-646-931-0303
Email: ir@highpowertech.com